Exhibit 10.14

Hydra Industries Acquisition Corp.	________, 2014

250 W. 57th Street

30th Floor

New York, New York 10107

Re:	Agreement among Sponsors

Gentlemen:

This letter (this “Letter Agreement”) is being executed and delivered in connection with the proposed underwritten initial public offering (the “Public Offering”) by Hydra Industries Acquisition Corp., a Delaware corporation (the “Company”) of units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph 4 hereof.

Each of Hydra Industries Sponsor LLC (“Hydra”) and MIHI LLC (“Macquarie” and together with the Hydra, the “Sponsors”) hereby agree among each other as follows:

1.          Each Sponsor shall use best efforts so as to not permit the Company to enter into a contract involving amounts in excess of $25,000 (other than an underwriting agreement) without approval of one of the Hydra designees to the Company’s board of directors (the “Board”) and the Macquarie designee to the Board. Notwithstanding the foregoing, in the event A. Lorne Weil is obligated to indemnify the trust as described in the Prospectus, Macquarie shall indemnify A. Lorne Weil for 50% of such amount.

2.          Until such time as the Prospectus shall be declared effective, the Sponsors agree to take such action so as to ensure that as of the effective time of such Prospectus and at all times thereafter until consummation of the Business Combination the Board shall consist of five persons in total, two persons designated by Hydra (one of whom is deemed by applicable rules and regulations to be an independent director), one person designated by Macquarie and two persons mutually selected by the Sponsors who are deemed by applicable rules and regulations to be independent directors. Notwithstanding the foregoing, nothing herein shall prevent the Sponsors from taking action necessary to comply with legal, regulatory or exchange rules including, but not limited to, adding additional board members or making other changes to the composition of the Board.

Hydra Industries Acquisition Corp.

________, 2014

3.          The affirmative written consent of Macquarie is required before the Company can consummate its Business Combination; provided, however, that if, prior to the execution of a letter of intent in connection with a prospective Business Combination, Macquarie withholds such consent because of (i) regulatory reasons or (ii) the Business Combination involves a competitor to Macquarie, its affiliates, or an entity in which Macquarie or an affiliate has an equity interest (clauses (i) and (ii), each a “Triggering Event”), then the Company may proceed with such Business Combination but Macquarie shall not be obligated to settle the purchase of securities under the Contingent Forward Purchase Contract (defined below). If the Company elects to move forward with a Business Combination after the occurrence of a Triggering Event, Hydra will use its best efforts to facilitate a sale of Macquarie’s warrants and founders shares in the Company to a transferee or transferees (the “Transferee”). The Transferee shall not be subject to the rights and obligations of this Letter Agreement but shall be subject to the transfer restrictions, lock-up provisions, registration rights and voting obligations of the insider letter and other such restrictions of Macquarie’s founders shares and warrants. Upon the occurrence of such transfer, the term of the Macquarie designee to the Board shall automatically terminate, and such Board seat shall be vacant until filled by a successor duly appointed by Hydra. In the event that (x) the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering (the “Business Combination Deadline”) and (y) if the Board of Directors of the Company had during such 24 month period met and agreed to enter into a definitive acquisition agreement for a Business Combination and such vote was unanimous (with the exception of the Macquarie Board designee), and within 48 hours after receipt of notification of such facts (the “Notification Deadline”) Macquarie failed to provide its written consent to such Business Combination, then Macquarie shall be obligated to promptly pay to Hydra a break-up fee equal to $740,000 (the “Break-Up Fee”) in cash. In the event that Macquarie declines to consent to such Business Combination and its decision was not a result of a Triggering Event, then it shall so inform the Company. Notwithstanding the foregoing, the Break-Up Fee shall not be payable if (i) after the Board agreed to enter into a definitive acquisition agreement with respect to a Business Combination with a potential target and before the Notification Deadline, such target shall suffer a Material Adverse Change (as defined below) or (ii) the Company decides to proceed with a Business Combination without Macquarie’s consent to consummate such Business Combination in the case of a Triggering Event and fails to consummate a Business Combination by the Business Combination Deadline.

4.          As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Material Adverse Change” shall mean any event, state of facts, circumstance, development, change, effect or occurrence that is materially adverse to (x) the ability of the target to timely perform its obligations under the business combination agreement, or (y) the business, financial condition or results of operations of the target and its subsidiaries, taken as a whole, other than any event, state of facts, circumstance, development, change effect or occurrence resulting from (a) changes in general economic or political conditions or the securities, credit or financial markets in general, (b) general changes or developments in the industries in which the target and its subsidiaries operate, including general changes in applicable law across such industries, (c) the announcement of the Business Combination agreement or the pendency of the transactions contemplated thereby, including disputes or any fees or expenses incurred in connection therewith.

5.          This Letter Agreement and the Contingent Forward Purchase Contract dated [_______], 2014 between Macquarie and the Company (the “Contingent Forward Purchase Contract”) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate to the subject matter hereof. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6.          This Letter Agreement shall be binding on the Sponsors and each of their permitted successors and assigns of the underlying equity securities held by the Sponsors.

7.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

Hydra Industries Acquisition Corp.

________, 2014

8.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

9.          This Letter Agreement shall terminate in the event that the Public Offering is not consummated and closed by March 31, 2015.

[Signature Page follows]

Hydra Industries Acquisition Corp.

________, 2014

MIHI LLC

By:
Name:
Title:

By:
Name:
Title:

HYDRA INDUSTRIES SPONSOR LLC

By:
Name:
Title:

A. Lorne Weil

Hydra Industries Acquisition Corp.

________, 2014

Acknowledged and Agreed:

HYDRA INDUSTRIES ACQUISITION CORP.

By:
Name:
Title: